Exhibit 16.1

July 9, 2019

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated July 9, 2019 of Yumba Records Storage, Inc. (the "Company") to be filed with the Securities and Exchange Commission regarding the change of auditors. We agree with such statements insofar as they relate to our firm.

Very truly yours,

/s/ AMC Auditing

AMC Auditing
Las Vegas, Nevada

8250 W Charleston Blvd, Suite 100 – Las Vegas, NV 89117	Phone: (888) 727-8251 – Fax: (888) 782-2351